Consent of Independent Registered Public Accounting Firm
The Board of Directors
Ubiquiti Inc.:

We consent to the use of our report with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting incorporated by reference herein.

/s/ KPMG LLP
New York, New York
December 18, 2020